SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 5, 1999



                               IMMUNOMEDICS, INC.
             (Exact name of registrant as specified in its charter)




         Delaware                   0-12104                  61-1009366
(State or Other Jurisdiction      (Commission)              (IRS Employer
   of  Incorporation)              File Number)            Identification No.)




       300 American Road, Morris Plains, New Jersey     07950
         (Address of principal executive offices)     (Zip Code)




       Registrant's telephone number, including area code: (973) 605-8200




          (Former name or former address, if changed since last report)


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Item 5.  Other Events

                  IMG Technology, LLC ("IMG"), an 80% owned subsidiary of Immunomedics, Inc.("Company"), has formed a joint venture with Coulter Corporation ("Coulter") for the purpose of developing targeted cancer therapeutics. The joint venture, known as IBC Pharmaceuticals, LLC ("IBC"), was organized as a Delaware limited liability company.

                  On March 5, 1999, the Company contributed to IBC, on behalf of IMG, certain rights to its proprietary humanized antibodies against the cancer marker carcinoembryonic antigen, which is used in its CEA-Cide(a) therapeutic, and Coulter contributed to IBC certain rights to its bispecific targeting technology called the "Affinity Enhancement System" or AES. The Company assigned its rights pursuant to the terms of a license agreement with IBC dated March 5, 1999 in exchange for the grant to IMG of a 53.28% interest in IBC ("Immunomedics License Agreement"). Coulter received a 46.72% interest in IBC in exchange for its contribution.

                  The license granted to IBC is a worldwide, royalty free, exclusive license which is limited to the "IBC Field" with respect to the "Immunomedics Patent Property" and the "Immunomedics Biotechnology Assets," as those terms are defined in Section 1 of the Immunomedics License Agreement.

                  Additionally on March 5, 1999, several investors contributed $3,000,000 to IBC in exchange for a 7% interest in the venture, resulting in a corresponding reduction of IMG's and Coulter's interests in IBC to 49.55% and 43.45% respectively. Coulter, IMG and the investors entered into an operating agreement (the "IBC Operating Agreement") which establishes the rights and obligations of the respective members. Under the terms of the IBC Operating Agreement, neither IMG nor Coulter may sell any portion of its interest in IBC without first providing the other with a right of first refusal with respect to such sale, provided that after a public offering of IBC securities, IMG and Coulter will be permitted to sell up to 20% of their respective interests in IBC free of such right of first refusal.

                  IMG is a Delaware limited liability company owned 80% by the Company and 20% by Dr. David Goldenberg. Dr. Goldenberg, who is the Chairman of the Board of the Company, received his interest pursuant to the terms of his employment agreement with the Company. IMG is intended to be a single purpose entity, its sole asset being its interest in IBC. Dr. Goldenberg and IMG have entered into an operating agreement (the "IMG Operating Agreement") which establishes their relative rights and obligations.

                  The  foregoing   summaries  of  agreements   are   necessarily
incomplete and selective and are qualified in their entirety by reference to the agreements summarized, each of which is attached hereto as an exhibit.

                  At a special meeting of stockholders held on March 19, 1999, stockholders of the Company authorized the issuance, if necessary, of shares of common stock in excess of 7,577,617 shares upon conversion of the Series F Preferred Stock issued or issuable to investors in accordance with the Company's December 1999 Private Placement. The terms of the Series F Preferred Stock are more fully set forth in the Proxy Statement dated February 10, 1999 in conection with the special meeting.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits

Exhibit No.  Description

  10.1 Operating Agreement, dated March 5, 1999, by and among IMG Technology, LLC, Coulter Corporation and the investors named therein.

  10.2 License Agreement, dated March 5, 1999, by and between Immunomedics, Inc. and IBC Pharmaceuticals, LLC.


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  10.3            Operating  Agreement,  dated  March  5, 1999,  by  and between
                  Immunomedics,  Inc.,  IMG   Technology,  LLC   and   David  M.
                  Goldenberg.

  99.1            Press Release, dated March 8, 1999


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                      IMMUNOMEDICS, INC.


                                                       By:/s/ Robert J. DeLuccia
                                                              Robert J. DeLuccia
                                                       President and
                                                       Chief Executive Officer



Date:  March 23, 1999


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